Exhibit (h)(3)(iii)

SCHEDULE A
DATED AS OF NOVEMBER 15, 2010
TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

          This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	CLASS P	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH

Transamerica AEGON High Yield Bond	1.24%	0.90%*	March 1, 2011
Transamerica AllianceBernstein International Value	1.13%	N/A	March 1, 2011
Transamerica AQR Managed Futures Strategy	1.45%	N/A	September 30, 2011
Transamerica Asset Allocation – Conservative Portfolio	0.45%	N/A	March 1, 2011
Transamerica Asset Allocation – Growth Portfolio	0.45%	N/A	March 1, 2011
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	N/A	March 1, 2011
Transamerica Asset Allocation – Moderate Portfolio	0.45%	N/A	March 1, 2011
Transamerica Balanced	1.45%	1.10%*	March 1, 2011
Transamerica BlackRock Global Allocation	1.00%	N/A	March 1, 2011
Transamerica BlackRock Large Cap Value	1.00%	N/A	March 1, 2011
Transamerica BNY Mellon Market Neutral Strategy	1.65%**	N/A	March 1, 2011
Transamerica Clarion Global Real Estate Securities	N/A	N/A	March 1, 2011
Transamerica Diversified Equity	1.17%	1.15%*	March 1, 2011
Transamerica Federated Market Opportunity	1.05%	N/A	March 1, 2011
Transamerica First Quadrant Global Macro	1.65%	N/A	March 1, 2011
Transamerica Flexible Income	1.35%†	N/A	March 1, 2011
Transamerica Focus	1.20%	1.40%*	March 1, 2011
Transamerica Goldman Sachs Commodity Strategy	1.00	N/A	September 30, 2011
Transamerica Growth Opportunities	1.40%	1.40%*	March 1, 2011
Transamerica Jennison Growth	N/A	N/A	March 1, 2011
Transamerica JPMorgan Core Bond	0.70%	N/A	March 1, 2011
Transamerica JPMorgan International Bond	0.75%	N/A	March 1, 2011
Transamerica JPMorgan Mid Cap Value	1.05%	N/A	March 1, 2011
Transamerica Loomis Sayles Bond	0.88%	N/A	March 1, 2011
Transamerica MFS International Equity	N/A	N/A	March 1, 2011
Transamerica Money Market	0.48%	0.48%	March 1, 2011
Transamerica Morgan Stanley Emerging Markets Debt	1.15%	N/A	March 1, 2011
Transamerica Morgan Stanley Mid-Cap Growth	1.00%	N/A	March 1, 2011
Transamerica Morgan Stanley Small Company Growth	1.15%	N/A	March 1, 2011
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	N/A	March 1, 2011
Transamerica Multi-Manager International Portfolio	0.45%	N/A	March 1, 2011
Transamerica Neuberger Berman International	1.25%	N/A	March 1, 2011
Transamerica Oppenheimer Developing Markets	1.45%	N/A	March 1, 2011
Transamerica Oppenheimer Small- & Mid-Cap Value	1.15%	N/A	March 1, 2011

Transamerica PIMCO Real Return TIPS	N/A	N/A	March 1, 2011
Transamerica PIMCO Total Return	N/A	N/A	March 1, 2011
Transamerica Schroders International Small Cap	1.27%	N/A	March 1, 2011
Transamerica Short-Term Bond	0.85%†	N/A	March 1, 2011
Transamerica Small/Mid Cap Value	1.40%	N/A	March 1, 2011
Transamerica Third Avenue Value	1.00%	N/A	March 1, 2011
Transamerica Thornburg International Value	1.35%	N/A	March 1, 2011
Transamerica UBS Large Cap Value	1.02%	N/A	March 1, 2011
Transamerica WMC Diversified Growth	1.17%	1.15%*	March 1, 2011
Transamerica WMC Emerging Markets	1.40%	N/A	March 1, 2011
Transamerica WMC Quality Value	1.00%	N/A	February 29, 2012

*	The expense caps for Class P shares are inclusive of 12b-1 fees.
**	Exclusive of dividend expense on short sales.
†

The Investment Manager has agreed to further reduce Fund Operating Expenses by waiving 0.10% of the 0.35% 12b-1 fee for one year through March 1, 2011, as applicable to Class A shares of Transamerica Short-Term Bond and Class A shares of Transamerica Flexible Income.

SCHEDULE B
DATED AS OF NOVEMBER 15, 2010
TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica AEGON High Yield Bond*
Transamerica AllianceBernstein International Value*
Transamerica AQR Managed Futures Strategy
Transamerica Asset Allocation - Conservative Portfolio
Transamerica Asset Allocation - Growth Portfolio
Transamerica Asset Allocation - Moderate Growth Portfolio
Transamerica Asset Allocation - Moderate Portfolio
Transamerica Balanced
Transamerica BlackRock Global Allocation*
Transamerica BlackRock Large Cap Value
Transamerica BNY Mellon Market Neutral Strategy
Transamerica Diversified Equity
Transamerica Federated Market Opportunity*
Transamerica First Quadrant Global Macro
Transamerica Flexible Income
Transamerica Focus
Transamerica Goldman Sachs Commodity Strategy
Transamerica Growth Opportunities*
Transamerica JPMorgan Core Bond
Transamerica JPMorgan International Bond*
Transamerica JPMorgan Mid Cap Value
Transamerica Loomis Sayles Bond
Transamerica Money Market
Transamerica Morgan Stanley Emerging Markets Debt
Transamerica Morgan Stanley Mid Cap Growth*
Transamerica Morgan Stanley Small Company Growth
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio*
Transamerica Neuberger Berman International*
Transamerica Oppenheimer Developing Markets*
Transamerica Oppenheimer Small-& Mid-Cap Value
Transamerica Schroders International Small Cap
Transamerica Short-Term Bond
Transamerica Small/Mid Cap Value
Transamerica Third Avenue Value
Transamerica Thornburg International Value
Transamerica UBS Large Cap Value
Transamerica Value Balanced*
Transamerica WMC Diversified Growth*
Transamerica WMC Emerging Markets
Transamerica WMC Quality Value

* The Fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.